UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2016

R. R. DONNELLEY & SONS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4694	36-1004130
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 3, 2016, R. R. Donnelley & Sons Company (the “Company” or “RR Donnelley”) prepared materials for dissemination to investors. The materials are furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K pursuant to Regulation FD.

This exhibit contains Non-GAAP financial measures, including Non-GAAP Operating Income, Non-GAAP Adjusted EBITDA and Margin Reconciliation and Net Debt. RR Donnelley believes that certain Non-GAAP measures, such as Non-GAAP Adjusted EBITDA for RR Donnelley continuing operations, provide useful information about RR Donnelley’s operating results and enhance the overall ability to assess RR Donnelley’s financial performance. RR Donnelley uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP Adjusted EBITDA for RR Donnelley continuing operations allows investors to make a more meaningful comparison between RR Donnelley’s core business operating results over different periods of time. RR Donnelley believes that Non-GAAP Adjusted EBITDA for RR Donnelley continuing operations, when viewed with RR Donnelley’s results under GAAP, the financial statements included in Exhibit 99.1 and the accompanying reconciliations, provides useful information about RR Donnelley’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization methods, acquisition expenses, historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges, pension or other postretirement settlements or curtailments and gain or loss on certain equity investments and asset sales, RR Donnelley believes that Non-GAAP Adjusted EBITDA can provide a useful additional basis for comparing the current performance of the underlying operations being evaluated.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	RR Donnelley Fourth Quarter 2016 Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: November 3, 2016	By:	/s/ Terry D. Peterson
	Name:	Terry D. Peterson
	Title:	Executive Vice President and Chief Financial Officer